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                      Consent of Independent Auditors



The Board of Directors
Western Bancorp:


We consent to the use of our report dated February 24, 1997, incorporated by reference in the registration statement on Form S-8 of Western Bancorp, on the consolidated financial statements of Monarch Bancorp and subsidiaries as of and for the year ended December 31, 1996.



                                                  KPMG PEAT MARWICK LLP


Los Angeles, California
June 5, 1997